Exhibit 10.6

SERVICES AGREEMENT

THIS AGREEMENT is made as of January 1, 2014 (the “Effective Date”) between Ampio Pharmaceuticals, Inc., a Delaware corporation (“Parent”), and Vyrix Pharmaceuticals, Inc., a Delaware corporation (“Subsidiary”).

WHEREAS, Parent and Subsidiary recognize that it is advisable for Parent to provide certain administrative and other services to Subsidiary on the terms and conditions, and in return for the compensation hereinafter set forth in this Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements made herein, and for other good and valuable consideration, the receipt and adequacy of which are acknowledged by each of the parties hereto, the parties hereto agree as follows:

SECTION 1 – SERVICES

1.1 Services. Beginning on the Effective Date, Parent, through its corporate staff, or any other person with whom Parent contracts or subcontracts to provide such services, will provide or otherwise make available to Subsidiary, those services that the Parent and Subsidiary deem necessary.

SECTION 2 – CHARGES AND PAYMENTS

2.1 Charges For General Services. For performing general services of the types described above in Section 1 on or after the Effective Date, Parent will charge Subsidiary $7,000.00 per month. The charges will be determined and payable no less frequently than on a quarterly basis. The charges will be due when billed and shall be paid no later than twenty (20) days from the date of billing.

SECTION 3 – GENERAL TERMS

3.1 Term. The term of this Agreement shall begin on the Effective Date and continue until terminated in writing by Parent and Subsidiary.

3.2 Parties in Interest. All representations and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not.

3.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado, excluding its choice of law principles, and the parties agree to submit to the jurisdiction and venue of the state and federal courts located in the State of Colorado.

3.4 Entire Agreement. This Agreement constitute the entire agreement of the parties with respect to the subject matter hereof.

3.5 No Third-Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit only of the parties and their respective successors and permitted assignees. This Agreement is not intended and shall not be construed to be for the benefit of any third party or any person not a party hereto.

3.6 Amendments; Waivers. This Agreement may be amended or modified only in writing executed on behalf of Parent and Subsidiary. No waiver shall operate to waive any further or future act and no failure to object or forbearance shall operate as a waiver.

3.7 Severability. If any provision of this Agreement shall be declared void or enforceable by any judicial or administrative authority, the validity of any other provision and of the entire Agreement shall not be affected thereby.

3.8 Paragraph Titles. The paragraph titles used in this Agreement are for convenience of reference and will not be considered in the interpretation or construction of any of the provisions thereof.

3.9 Successors And Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, provided that this Agreement and the rights and obligations contained herein or in any exhibit or schedule hereto shall not be assignable, in whole or in part, without the prior written consent of the parties hereto and any attempt to effect any such assignment without such consent shall be void.

3.10 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their fully authorized officers as of the Effective Date.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Name: Mark D. McGregor
Title: CFO

VYRIX PHARMACEUTICALS, INC.

By:	/s/ Jarrett Disbrow
Name: Jarrett Disbrow
Title: CEO